Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2021 relating to the financial statements of Callaway Golf Company, and the effectiveness of Callaway Golf Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Callaway Golf Company for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

March 8, 2021